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                                                                     EXHIBIT 2.9







                             FLOW OF FUNDS AGREEMENT


                  This Flow of Funds Agreement (the "AGREEMENT") is made as of July 16, 1999 among ZC Specialty Insurance Company, a Texas corporation ("ZCSI"); Pita General Corporation, an Illinois corporation (the "BORROWER"); AHC Tenant, Inc., a Delaware corporation (the "LESSEE"); Alterra Healthcare Corporation, a Delaware corporation (the "GUARANTOR"); Greenwich Capital Financial Products, Inc., a Delaware corporation (the "LENDER") and each of the Joint Ventures from time to time party hereto, either by execution of a signature page hereto as of the date hereof, or by execution of a Joinder Agreement after the date hereof (each a "JOINT VENTURE" and collectively, the "JOINT VENTURES"), and The First National Bank of Chicago, a national banking association with its principal corporate trust office located in Chicago, Illinois duly established, existing and authorized to act as trustee under the Trust Agreement (the "TRUSTEE"). Each entity which has executed a copy hereof is hereinafter referred to individually as a "PARTY" and all such entities are referred to collectively as the "PARTIES".

                              W I T N E S S E T H:

         WHEREAS, the Lender has agreed to make a loan in two tranches to Borrower in a principal amount not to cumulatively exceed $201,000,000.00 (the "LOAN") pursuant to, among other documents, that certain Loan Agreement dated as of even date herewith, by and among Borrower, Lessee and Lender, in order to finance the acquisition of up to twenty eight (28) assisted living facilities to be located on certain parcels of real property (as more particularly described in the Loan Agreement, the "PROPERTIES"). The Loan is evidenced by that certain Note dated as of July 16, 1999 (the "NOTE") executed by Borrower in favor of Lender, and the Loan is secured by the Security Documents;

         WHEREAS, concurrently with and as a condition to the making of the Loan, Trustee, at the direction of Lender, is requiring ZCSI to issue to Trustee the Surety Bond insuring the Note, and Trustee, at the direction of Lender, is requiring Backstop Insurer to issue the Backstop Policy, to support the payments under the Surety Bond, as set forth in the Backstop Policy. As a condition to ZCSI providing the Surety Bond, ZCSI, Borrower and Lessee have entered into that certain Reimbursement Agreement, under which Borrower is obligated to reimburse ZCSI for all indebtedness, obligations and liabilities of Borrower to ZCSI arising thereunder;


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         WHEREAS, ZCSI, Lender and Borrower desire to (i) define their respective rights with respect to the Collateral securing the Secured Obligations, (ii) define the rights and duties of Trustee with respect to the Collateral and the Secured Obligations and (iii) provide for other miscellaneous duties (including, without limitation, the application of the Capital Proceeds) and rights of Trustee in connection with the foregoing transactions. In order to accomplish the foregoing, ZCSI, Borrower, Lender, Lessee, Trustee, Guarantor and certain other parties are entering into the Trust Agreement;

         WHEREAS, the Borrower is leasing the Properties to the Lessee which is in turn subleasing the Properties to the Joint Ventures for ultimate use by the individual residents. The payments made by the Residents, together with other Revenues and the Properties constitute a significant portion of the Collateral. In furtherance of the general objective of defining rights in the Collateral and as a condition of issuing the Surety Bond and making the Loan, the Lender and ZCSI have required the Joint Ventures, the Borrower, the Guarantor, the Trustee and the Lessee to enter into this Flow of Funds Agreement;

         NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereby agree as follows:



                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATIONS

         SECTION 1.1. DEFINITIONS. Capitalized terms used herein to the extent not defined herein, or not defined by reference to any other agreement, shall have the meaning set forth in the Master Glossary dated July 16, 1999.

         SECTION 1.2. INTERPRETATION. In this Agreement (unless otherwise specified), the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), recitals, exhibits, annexes or schedules are those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement or specifically excluded therefrom; the phrase "and/or" shall be deemed to mean the words both preceding and following such phrase, or either of them; references to the parties and to Persons include their respective permitted successors and assigns and, in the case of governmental Persons, Persons succeeding to their respective functions and capacities; and reference to times of day shall be to New York, New York time unless specifically provided otherwise.


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                                   ARTICLE II

              APPLICATION OF OPERATING REVENUE, AND LEASE PAYMENTS

         SECTION 2.1. APPLICATION OF OPERATING REVENUE. On each Distribution Date the Lessee shall determine Operating Revenues during the immediately preceding Distribution Period, and the Lessee shall undertake a good faith estimate of Operating Expenses during the immediately preceding Distribution Period (the "DISTRIBUTION OPERATING EXPENSE ESTIMATE"). To the extent a Distribution Estimate Shortfall exists, the Lessee shall supplement Operating Revenues with other Revenues, sourced as described in Section 2.2, until the Revenues available for distribution on such Distribution Date are sufficient to pay in full Categories 2.1(i) to and including 2.1(xv) (or it has been determined by the Lessee that total Revenues from all sources are insufficient to do so). In addition, to the extent the Controlling Party directs the Trustee to remit Supplemental Trust Funds to the Lessee for application to pay designated Benefitted Items, the Lessee shall accept receipt of such Supplemental Trust Funds and apply the same solely to said designated Benefitted Items. In the case of the second and all succeeding Distribution Dates, the Lessee shall reconcile the Distribution Operating Expense Estimate from the immediately preceding Distribution Date against the actual Operating Expenses for the corresponding preceding Distribution Period. To the extent that such reconciliation reveals that any Party received more than it was entitled to on the preceding Distribution Date, such Party (or Parties, as the case may be) shall refund to the Lessee, as applicable, the amount of such overpayment it received (which refund may be fully or partially effected by a debit up to the positive amount owed to such Party on the current Distribution Date). If any such overpayment was originally funded from Guarantee Revenues, Operating Reserve Account Revenues, or Supplemental Trust Funds, the Lessee shall remit the same to the Guarantor or the Trustee (for redeposit into the source Account) as appropriate. To the extent any Party received less than the amount it was entitled to receive on the prior Distribution Date, then the current Operating Expenses shall be increased by the amount of such shortfall and such Party's (or Parties') applicable portion of the current Revenues shall be increased on the current Distribution Date in an amount equal to such shortfall. On the then current Distribution Date the Lessee, shall apply Revenues for the immediately preceding Distribution Period, in payment of the following items, in the following order of priority. The Parties agree that Lessee shall be deemed to first utilize all Operating Revenues until exhausted and then to use other Revenues in the order specified in Section 2.2. If there are insufficient Revenues to pay a given Category in full and if such Category does not specify an order of payment, then the Lessee shall pay each of the Benefitted Items within such Category pro rata based upon a fraction where the denominator is the cumulative amount of Benefitted Items within such Category and the numerator for a particular Benefitted Item is the amount of such Benefitted Item. Notwithstanding the foregoing, in the case of Category 2.1 (i) below, the Lessee (prior to the occurrence of a Springing Lockbox Event) may pay Benefitted Items in such Category from any Revenues and in any order of priority - other than the amounts payable to the Trustee which must be paid first - (as compared to other Benefitted Items in this Category only) and on any day prior to the Distribution Date. In no event shall any ZCSI Subrogation Amounts be paid except at Category 2.1(vi).

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                  (i)      Operating Expenses, first to the Trustee until the
                           Trustee is fully paid, and thereafter to all other entities entitled to the same;

                  (ii) to the Trustee for deposit into the Tax and Insurance Escrow Fund, 1/12th of yearly real property tax assessments for all of the Properties, and if an Insurance Default has occurred, 1/12th of the yearly insurance premiums for the insurance coverages required to be maintained by Lessee under Section 4.4 of the Loan Agreement.

                  (iii) to the Lender, Loan Obligations (including amounts equal to the difference between the Default Rate and the Interest Rate) then due and payable, other than principal and interest (at the Interest Rate) on the Note;

                  (iv) to the Lender, principal and interest (at the Interest Rate) then due and payable on the Note, first to payment of interest and then to the payment of principal;

                  (v) to the Trustee for deposit in the Capital Improvements Account, an amount equal to one twelfth of the Available Bed Capital Improvement Amount for the current year;

                  (vi) to ZCSI, ZCSI Subrogation Amounts then due and payable (other than the Termination Premium;)

                  (vii) to the Trustee, Base Surety Premiums then due and payable;

                  (viii) to the entities entitled thereto, Allowed Indebtedness then due and payable;

                  (ix) to the entities entitled to the same, amounts not otherwise provided for in items 2.1(i) through and including 2.1(viii), for which monies are unavailable from the applicable Accounts under the Trust Agreement and which have been approved by the Controlling Party in writing (it being agreed that to the extent such amounts are intended to be used for Capital Improvements, such amounts shall be paid to the Trustee for deposit into the Capital Improvements Account under the Trust Agreement);

                  (x)      to the Borrower, the Yield then due and payable;

                  (xi) to ZCSI, the Reimbursement Obligations (other than the Termination Premiums and without duplication of payments of ZCSI Subrogation Amounts) which are then due and owing except to the extent such Reimbursement Obligations are specifically provided for in another category;

                  (xii) if the Distribution Date is also a Tax Distribution Date, to the Joint Ventures, the Tax Reimbursement Amount;


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                  (xiii)   to the Manager, the Priority A Deferred Management
                           Fees;

                  (xiv) to the Trustee, an amount for deposit into the Lease Reserve Account up to the Lease Reserve Cap;

                  (xv) to the Manager, the Priority B Deferred Management Fees; and

                  (xvi)    the balance, if any, to the Lessee.

         If on any Distribution Date there is insufficient cash to satisfy the applicable amount owing in any of the above Categories 2.1(i) to and including
(xiv) (the amount of any such insufficiency at any such Category, each a "BORROWER PRIORITY CATEGORY SHORTFALL AMOUNT") then, such Borrower Priority Category Shortfall Amount shall continue to be owed and accrue and shall be payable from Revenue available on the next Distribution Date, subordinate in payment to all amounts owed on the next Distribution Date in any Categories of a higher priority. No funds shall be applied under this Section 2.1 to a subordinate category until all current amounts and all Borrower Priority Category Shortfall Amounts have been paid in all applicable senior Categories.

         SECTION 2.2. SUPPLEMENTING OPERATING REVENUES WITH OTHER REVENUES. To the extent a Distribution Estimate Shortfall exists the Lessee shall supplement Operating Revenue with other Revenues in the following order of priority (provided that, prior to the earlier of: (i) the date on which cumulative deposits to the Operating Reserve Account equals or exceeds $17,000,000 (regardless of withdrawals therefrom) or (ii) November 17, 1999; Operating Reserve Account Revenues shall be utilized only to the extent that after giving effect to such utilization the balance in the Operating Reserve Account is at least six million dollars ($6,000,000.00)):

                  (i) As needed to pay in full the Benefitted Items specified in Categories 2.1(i) to and including Category 2.1(iv), first from Operating Reserve Account Revenues until the same is exhausted and then from Guarantee Revenue;

                  (ii) As needed to pay in full Benefitted Items specified in Category 2.1(v), first from Guarantee Revenues, and if the same is for any reason unavailable, then from Operating Reserve Account Revenues until the same is exhausted;

                  (iii) As needed to pay in full the Benefitted Items specified in Categories 2.1(vi) to and including Category 2.1(viii), first from Operating Reserve Account Revenues until the same are exhausted and then from Guarantee Revenues;


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                  (iv)     As needed to pay in full the Benefitted Items
                           specified in Categories 2.1(ix) and 2.1(x) from either or both Operating Reserve Account Revenue or Guarantee Revenues;

                  (v) As needed to pay in full the Benefitted Items specified in Category 2.1(xi) to and including Category 2.1(xii) first from Operating Reserve Account Revenue until the same are exhausted and then from Guarantee Revenues;

                  (vi) subsequent to the occurrence and during the continuance of a Lessee Triggering Event, as needed to pay in full the Benefitted Item specified in Category 2.1(xiv) from Guarantee Revenues, it being acknowledged that except as provided in the foregoing clause of this Section 2.2(vi), during the Term of this Flow of Funds Agreement, Guarantee Revenues and Operating Reserve Account Revenues shall not be available to fund the Benefitted Item specified in Category 2.1(xiv);

                  (vii) As needed to pay in full the Benefitted Items specified in Categories 2.1(xiii) and (xv), from Guarantee Revenues; Operating Reserve Account Revenues shall not be available to fund the Benefitted Items specified in Categories 2.1 (xiii) and (xv); and

                  (viii) Guarantee Revenues and Operating Reserve Account Revenues shall not be available to fund the Benefitted Items specified in Category 2.1(xvi).

         SECTION 2.3. REPORTING. Within forty five (45) days after the Distribution Date the Lessee shall deliver to the Trustee, the Lender, the Borrower and ZCSI a report containing a description of all amounts disbursed under Sections 2.1 and 2.2.


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                                   ARTICLE III

                      REMEDIES; ACTIONS RELATED TO REVENUES

         SECTION 3.1. EXERCISE OF REMEDIES; ACTIONS RELATED TO REVENUE. Each of the Parties hereto agrees that it shall not exercise any right or remedy such Party may have with regard to the Revenues except as permitted in the Trust Agreement. Each of the Parties agrees that any proceeds of any casualty insurance policy with respect to any of the Properties and any condemnation awards with respect to any of the Properties shall, subject to any rights of Lessee set forth in the Lease, be applied in accordance with Section 3.5 of the Trust Agreement, and subsequent to the Term of this Flow of Funds Agreement Revenues (including without limitation in the event of the liquidation or sale of the assets of Borrower or Lessee by reason of any Insolvency Proceeding against Borrower or Lessee) shall be applied as set forth in Section 4.2 of the Trust Agreement. Nothing contained in this Flow of Funds Agreement shall prevent any Party from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party and controlling the litigation of such defense, except that Trustee shall direct and control any defense directly relating to the Revenues, or any one or more of the Security Documents, as directed by a Written Direction and in accordance with the provisions of the Trust Agreement

         SECTION 3.2.  SUBORDINATION; ACCOUNTING; ADJUSTMENTS.

         (a) Each Party agrees that its right to receive payment of any of the Benefitted Items specified in any of the Categories owed to it will be subordinate to the rights of the Parties with a superior right to payment as set forth in Article II of this Flow of Funds Agreement or Section 4.2 of the Trust Agreement. Such subordination shall be accomplished by the application of Revenues on each Distribution Date in the order described in Article II of this Flow of Funds Agreement and Section 4.2 of the Trust Agreement and by the other terms of the Trust Agreement.

         (b) Each of the Parties agrees that to the extent any payment of any Benefitted Item specified in any of the Categories is made to it hereunder, or otherwise (other than from the Excluded Collateral), it shall, unless the Parties which are entitled to receive payment in higher priority to such Party have been paid all Benefitted Items then entitled to higher priority, hold such funds in trust for the benefit of such other Parties and shall promptly (and in any case, within three (3) Business Days) pay such funds to the Trustee to be applied by the Trustee to payment of the appropriate Party as directed by the Controlling Party.

         (c) Each of the Parties agrees that all Liens created or arising pursuant to the Lease Documents shall be subordinate to all Liens created or arising pursuant to the Loan Documents.


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         SECTION 3.3. CONTESTING LIENS OR SECURITY INTERESTS; NO PARTITIONING OR
MARSHALLING OF REVENUES.

         (a) No Party shall contest the validity, perfection, priority or enforceability of or seek to avoid, have declared fraudulent or have set aside any Lien granted or assigned to Trustee or any interest in or involving the Excluded Collateral whether arising pursuant to the Excluded Collateral Agreement or otherwise and each Party hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such Liens.

         (b) Except as provided in the Trust Agreement, no Party shall have the right, as against any other Party, to have any of the Revenues partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the Revenues partitioned, and each Party hereby waives any such right. Each Party hereby waives any and all rights, as against any other Party, to have the Revenues, or any part thereof, marshaled upon any foreclosure of any of the Liens securing the Secured Obligations.

         (c) No Party shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Secured Obligations. In the event any Secured Obligations are invalidated, avoided, declared fraudulent or set aside for the benefit of Borrower or Lessee, each Party agrees that such Secured Obligations shall nevertheless be considered to be outstanding for all purposes of this Flow of Funds Agreement and the Trust Agreement.

         SECTION 3.4. SUBROGATION. Each of the Parties acknowledges and consents to ZCSI's subrogation rights contained in Section 9.19 of the Loan Agreement, and each further acknowledges and agrees that ZCSI shall be subrogated to all rights of Lender and Lender's rights against the Borrower and the Lessee in and to the Revenues to the extent of any payments made by ZCSI under the Surety Bond in connection with the Loan; provided, however, all such subrogation rights are subordinate in payment and priority to the rights of Lender as contained in the Trust Agreement and this Flow of Funds Agreement. Nothing in this Flow of Funds Agreement shall limit or affect the rights of ZCSI as a subrogee of any Secured Obligation, or as assignee of the Holder of any Secured Obligation, or any other rights ZCSI has apart from this Flow of Funds Agreement or the Trust Agreement by virtue of subrogation resulting from a payment made by ZCSI under the Surety Bond; provided, however, ZCSI shall not enforce any of its subrogation rights against Borrower, Lessee, Guarantor or the Revenues until such time as the Loan Obligations have been repaid in full. The parties hereto acknowledge that to the extent payments are made by ZCSI or Backstop Insurer under, respectively, the Surety Bond or the Backstop Policy, such payments shall not reduce the principal balance of the Note, or interest thereon, for which Borrower is obligated to repay, even though they may reduce the Surety Bond Amount for which ZCSI is liable under the Surety Bond and for which Backstop Insurer is liable under the Backstop Policy; provided, however, ZCSI shall not collect any sum outstanding under the Note which it has already collected under the Reimbursement Agreement, and ZCSI shall not collect any sum outstanding under the Reimbursement Agreement which it has already collected under the Note.


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         SECTION 3.5.  FLOW OF FUNDS AGREEMENT ABSOLUTE AND UNCONDITIONAL.

         (a) This Flow of Funds Agreement shall be a continuing, absolute and unconditional agreement (subject only to its own terms), and shall remain in full force and effect through the Term of this Flow of Funds Agreement;

         (b) This Flow of Funds Agreement shall in no wise be affected or impaired by any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification, amendment to or other disposition of any of the Benefitted Items or any of the Transaction Documents or any obligation, liability or indebtedness, created or evidenced by the Transaction Documents, either express or implied. This Flow of Funds Agreement shall in no wise be affected or impaired by any acceptance by any Party of any security for, or other guarantors upon, any of the Benefitted Items or by any failure, neglect or omission on the part of any Party to realize upon or protect any of the Benefitted Items, or any collateral or security therefor, or to exercise any Lien upon or right of appropriation of any moneys, credits or property toward the liquidation of the Benefitted Items, or by any application of payments or credits thereon.

                                   ARTICLE IV
                                 MISCELLANEOUS

         SECTION 4.1. NOTICES. Unless otherwise specifically provided herein, any notice, direction, instruction or other communication required or permitted to be given shall be in writing addressed to the respective Party as set forth next to its signature on the execution pages hereto (including the execution pages of any Joinder Agreement) and shall be personally served, telecopied, sent by facsimile or delivered by a nationally recognized overnight courier service and shall be deemed to have been received: (A) if delivered in person, when delivered, (B) if delivered by telecopy or facsimile, on the date of transmission if transmitted on a Business Day before 6:00 p.m. (New York time), or, if not, on the next succeeding Business Day, or (C) if delivered by a nationally recognized overnight courier service, one Business Day after delivery to such courier properly addressed. Any Party may change its address for notices by written notice to Trustee. Trustee shall disseminate the new address information to the other Parties. all notices for purposes of indicating a change of address shall take effect thirty (30) days following Trustee's receipt thereof.

         SECTION 4.2. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each of the Parties.

         SECTION 4.3. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and assigns.


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         SECTION 4.4. GOVERNING; LAW, SUBMISSION TO JURISDICTION.

         (A) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW PRINCIPLES.

         (B) EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY ANY PARTY HERETO AGAINST ZCSI OR ANY AFFILIATE OF ZCSI INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         SECTION 4.5. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 4.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 4.7. RATIFICATION OF OBLIGATIONS. Nothing in this Agreement shall limit, restrict, modify or alter the obligations of Lessee, Borrower and Guarantor under the Transaction Documents to pay Rent, Reimbursement Obligations and the Loan Obligations, respectively, strictly in accordance with the terms thereof.

         SECTION 4.8. WAIVER OF POSTING BOND. To the extent permitted by law, each of the Parties hereby waives any requirements under the unauthorized insurance or similar laws of any jurisdiction or otherwise that ZCSI or the Backstop Insurer post funds, securities or other security as a condition to its appearance or filing of pleadings in any proceeding involving or arising with this Flow of Funds Agreement.



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         SECTION 4.9.  TERM OF THE FLOW OF FUNDS AGREEMENT. This Agreement shall terminate upon (i) the occurrence of an "Event of Default" as defined in the Trust Agreement and (ii) delivery of written notice declaring the Agreement terminated by the Controlling Party to the Parties (the "TERMINATION DATE"). In furtherance thereof, the Parties agree that upon such termination the priority of payment provisions contained in Article II hereof shall, as to all Revenues not previously thereto distributed in accordance with said Article II, be inoperative and void. Notwithstanding the foregoing the True Up Provisions shall remain operative (excluding any provision thereof relating to the application of Revenues after the Termination Date to pay underestimated Operating Expenses) as to all Revenues distributed prior to the Termination Date. In addition Article III, Sections 4.1, 4.4, 4.5, 4.6, 4.7, 4.8 and Article V shall remain effective subsequent to the Termination Date.

         SECTION 4.10. SPRINGING LOCKBOX EVENT. Notwithstanding any other provision hereof, subsequent to the occurrence of a Springing Lockbox Event, the provisions of Section 3.4 of the Trust Agreement shall control to the extent the same differ from the provisions of this Flow of Funds Agreement.

         SECTION 4.11. TRUSTEE. The Parties hereto acknowledge and agree that Trustee is acting hereunder not in its individual capacity, but solely in its capacity as Trustee under the Trust Agreement, and that where there is any reference herein to Trustee performing any activity, making any decision or determination, approving or consenting to any matter, exercising any rights, fulfilling any obligation, exercising any discretion or otherwise acting in any capacity, Trustee will not take such action unless it is specifically authorized or directed to do so in each instance pursuant to the Trust Agreement.

                                    ARTICLE V

                                 JOINT VENTURES

         SECTION 5.1. JOINT VENTURES AND JOINDER AGREEMENTS. Each of the Parties acknowledge and agree that on or prior to the Additional Properties Closing Date, new Joint Ventures will be formed which will have an interest in the Properties financed on such Additional Properties Closing Date, and as a condition to such funding, such new Joint Ventures will be, and will be required to become a party to this Flow of Funds Agreement by execution of a Joinder Agreement in the form of Exhibit A hereto (the "JOINDER AGREEMENT") By its execution hereof, each Party consents to such new Joint Ventures becoming a Party to this Flow of Funds Agreement in accordance with the provision of this
Section 5.1.

         SECTION 5.2. CONFIRMATORY GRANT. Each of the Joint Ventures hereby acknowledges that it has granted a lien and security interest in the Revenues, including any portion of the Revenues deposited in any Account, and any other monies held by the Trustee as part of the Trust Estate (to the extent that it has any right, title or interest in the same) pursuant to that certain Joint Assignment of Leases and Rents dated as of July 16, 1999 (the "JOINT ASSIGNMENT"). In order to further perfect and assure such grants, and not in limitation thereof, each Joint Venture hereby grants to the Trustee a lien and security interest in all Revenues


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including all Revenues deposited into any Account and all monies held by the
Trustee as part of the Trust Estate, and all proceeds thereof, to secure indebtedness, obligations and liabilities otherwise secured by the Joint Assignment.

         SECTION 5.3. JOINT VENTURE AGREEMENTS. Each of the Joint Ventures shall transmit directly to the Trustee all monies to be funded from time to time to the Joint Venture by its partners pursuant to the Joint Venture Agreements for deposit by the Trustee into the Operating Reserve Account. Each Joint Venture agrees that such direction is absolute and unconditional, coupled with an interest and irrevocable. The Joint Ventures agree to not reduce such amounts payable by its partners or members by agreement or by setoff. Each of the Joint Ventures agrees that monies deposited into the Operating Reserve Account shall be disbursed by the Trustee in accordance with the Trust Agreement. Each of the Joint Ventures agree that it has no right title or interest, legal or equitable, in any monies in the Operating Reserve Account, or any other Account except as may be specifically provided in the Trust Agreement.


                           [SIGNATURE PAGE TO FOLLOW]

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of date first above written:

                                                            "BORROWER":

Address:                                                    PITA GENERAL CORPORATION,
Pita General Corporation                                    an Illinois corporation
c/o SELCO Service Corporation
127 Public Square
Cleveland, Ohio 44114                                       By: /s/ Mindy Berman
Attention: Robert Bowes, Esq.                                   ---------------------------------------
Fax: (216) 689-5681                                         Name:  Mindy Berman
Telephone: (216) 689-5089                                   Title: Vice President


                                                            "GUARANTOR":

Address:                                                    ALTERRA HEALTHCARE CORPORATION,
Alterra Healthcare Corporation                              a Delaware corporation
450 N. Sunnyslope Road, Suite 300
Brookfield, Wisconsin 53005                                 By:  /s/ Mark Ohlendorf
Attention: Mark Ohlendorf                                        --------------------------------------
      Senior Vice President Finance                         Name: Mark Ohlendorf
Telephone:  (414) 641-7432                                  Title: Senior Vice President
Facsimile:  (414) 789-6182

                                                            "ZCSI":

Address:                                                    ZC SPECIALTY INSURANCE COMPANY,
ZC Specialty Insurance Company                              a Texas corporation
One Exchange Place, Suite 1000
Jersey City, New Jersey 07302                               By:  /s/ Lynn Finkel
Attention: General Counsel                                       --------------------------------------
Facsimile: (201) 309-3040                                   Name: Lynn Finkel
Confirmation: (201) 332-1400                                Title: Vice President

                                                            "LENDER"

Address:                                                    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
Greenwich Capital Financial Products, Inc.                  a Delaware corporation
600 Steamboat, Level 2
Greenwich, Connecticut 06830                                By:  /s/ Warren Ashenmil
Attention: Paul Nidenberg                                        --------------------------------------
      Senior Vice President                                 Name: Warren Ashenmil
Telephone: (203) 618-2347                                   Title: Senior Vice President
Facsimile: (203) 618-2052

                                                            "JOINT VENTURE"
Address:
c/o Alterra Healthcare Corporation                          CLARE BRIDGE OF CITRUS HEIGHTS L.P.,  CLARE BRIDGE OF
450 N. Sunnyslope Road, Suite 300                           COBB COUNTY L.P., CLARE BRIDGE OF COLORADO SPRINGS
Brookfield, Wisconsin 53005                                 L.P., CLARE BRIDGE OF DECATUR L.P., CLARE BRIDGE OF
Attention: Mark Ohlendorf                                   EAST MESA L.P., CLARE BRIDGE OF OVERLAND PARK L.P.,
      Senior Vice President Finance                         CLARE BRIDGE OF PEORIA L.P., CLARE BRIDGE OF RENO
Telephone:  (414) 641-7432                                  L.P., CLARE BRIDGE OF ROANOKE L.P., CLARE BRIDGE OF
Facsimile:  (414) 789-6182                                  SOUTH PARK L.P., CLARE BRIDGE OF SUN CITY WEST DEER
                                                            VALLEY L.P., WYNWOOD OF BOYNTON BEACH WEST L.P., WYNWOOD
                                                            OF BREA L.P., WYNWOOD OF DUNEDIN L.P., WYNWOOD OF
                                                            EMERSON L.P., WYNWOOD OF TUCSON L.P., WYNWOOD OF
                                                            WAYNE L.P., WYNWOOD OF WESTLAKE L.P., WYNWOOD OF WEST
                                                            ORANGE, L.P. AND WYNWOOD OF WHITTIER
                                                            L.P.

                                                            By:      Alterra Healthcare Corporation, the sole
                                                            general partner of each of the foregoing limited
                                                            partnerships

                                                            By:  /s/    Mark Ohlendorf
                                                                 -----------------------------------------------------
                                                                        Mark Ohlendorf
                                                                        Senior Vice President

                                                            By:      TPI-HCR, LLC, the sole limited partner of
                                                            each of the foregoing limited partnerships


                                                                     By:  Twin Oaks Capital, L.L.C., its managing member

                                                                     By:  /s/ Ronald G. Kenny
                                                                          --------------------------------------------
                                                                          Ronald G. Kenny
                                                                          President

                                                            "LESSEE":

                                                            AHC TENANT, INC.,
Address:                                                    a Delaware corporation
c/o Alterra Healthcare Corporation
450 N. Sunnyslope Road, Suite 300
Brookfield, Wisconsin 53005                                 By:  /s/ Mark Ohlendorf
                                                                 -----------------------------------------
Attention: Mark Ohlendorf                                   Name: Mark Ohlendorf
      Senior Vice President Finance                         Title: Vice President
Telephone:  (414) 641-7432
Facsimile:  (414) 789-6182

                                                            "TRUSTEE"

Address:                                                    THE FIRST NATIONAL BANK OF CHICAGO, as Trustee
The First National Bank of Chicago
One First National Plaza, Suite 0126                        By:  /s/ Jeffrey L. Kinney
Chicago, Illinois 60670-0126                                     -----------------------------------------
Attention: Corporate Trust Services Division                Name: Jeffrey L. Kinney
Telephone: (312) 407-0192                                   Title: Vice President
Facsimile: (312) 407-1708

                                   SCHEDULE I

                             BASE SURETY FEE AMOUNT


From the Closing Date to but not including the first anniversary thereof:      1.38%
From the Closing Date to but not including the second anniversary thereof:     1.65%
From the Closing Date to but not including the third anniversary thereof:      1.93%
From the Closing Date to but not including the fourth anniversary thereof:     2.22%
From the Closing Date to but not including the fifth anniversary thereof:      2.51%
From the Closing Date to but not including the sixth anniversary thereof:      2.82%
From the Closing Date to but not including the seventh anniversary thereof:    2.87%
From the Closing Date to but not including the eighth anniversary thereof:     2.92%
From the Closing Date to but not including the ninth anniversary thereof:      2.98%
Thereafter:                                                                    3.05%

                                    EXHIBIT A

                                JOINDER AGREEMENT


Date:
     ----------------------

          Reference is hereby made to that certain Flow of Funds Agreement dated as of July ___, 1999, ZC Specialty Insurance Company, a Texas corporation; Pita General Corporation, an Illinois corporation; AHC Tenant, Inc., a Delaware corporation; Alterra Healthcare Corporation, a Delaware corporation; Greenwich Capital Financial Products, Inc., a Delaware corporation, and the other "Joint Ventures" from time to time party thereto (as amended and supplemented from time to time, the "FLOW OF FUNDS AGREEMENT"). All capitalized terms not otherwise defined herein shall have the same meaning herein as in the Flow of Funds Agreement or as incorporated therein.

         The below named Joint Venture (the "JOINT VENTURE") agrees that effective as of the date of the acceptance hereof by the Controlling Party, the Joint Venture shall for all purposes be a Party to the Flow of Funds Agreement and bound by all the terms and provisions thereof.

         As of the above stated date, the Joint Venture reconfirms the grant of lien and security interest contained in Section 5.2 of the Flow of Funds Agreement.

         Joint Venture agrees that this Joinder Agreement shall be a supplement to the Flow of Funds Agreement only for the purpose of binding Joint Venture and shall not alter the terms of the Flow of Funds Agreement for any other "Party" as defined therein.

Joint Venture's Name:                          "JOINT VENTURE":
                     --------------------
Joint Venture's Address:                       [NAME OF THE LIMITED PARTNER OF
                        -----------------      EACH JOINT VENTURE]

                        -----------------

                        Attention:

Telephone:                        -------      By:

          -------------------------------         -----------------------------
Telecopier:                                    Name:
          -------------------------------         -----------------------------
                                               Title:
                                                     --------------------------

                                                Accepted as of                 :
                                                              -----------------

                                                [CONTROLLING PARTY]


                                                By:
                                                   ----------------------------
                                                   Its:
                                                       ------------------------